 NEWS RELEASE

FOR IMMEDIATE RELEASE

Agency Contact:

Chuck Morris

Morris Creative Group LLC

865-637-9869
cjmorris@morriscreative.com

Company Contact:

Josh Kimmel

Josh.kimmel@4mcarbonfiber.com

www.4carbonfiber.com

Woodland Holdings Corp. to Change Name to 4M Carbon Fiber Corp. and Make Strategic Pivot to Sell Carbon Fiber

Knoxville, TN (February 21, 2018) — Woodland Holdings Corp. announced today that it has filed an amendment with the Delaware Secretary of State to change the name of the Company to 4M Carbon Fiber Corp. in order to better reflect the exciting potential of the technology. The name change will be effective upon acceptance of the amendment by the Delaware Secretary of State.  The Company also announced a strategic pivot to make and sell high quality low-cost carbon fiber using plasma oxidation technology as opposed to licensing the technology.

Rodney Grubb, Chairman and COO, said, "We strongly believe the strategic pivot provides us the ability to take full advantage of the technology and is in line with our vision of revolutionizing the carbon fiber industry.”

"The best way to extract the economic and technical value from the technology is to build carbon fiber production lines. 4M is unwavering in executing our plan for commercialization, and is dedicated to providing long term shareholder value,” added Josh Kimmel, CEO.

4M is focused on acquiring multiple key industry executives and technical experts in preparation for commercialization of its plasma technology.

Interest continues to grow from the carbon fiber industry as 4M prepares to deploy its proprietary Plasma Oxidation technology to meet the growing demand for carbon fiber. Compared to conventional oxidation, Plasma Oxidation is 3X faster, uses less than one third the energy, and produces a better product. These claims have been validated by multiple international carbon fiber producers and the company is in discussions with several of the world’s largest carbon fiber makers and automakers to participate as the launch partner for the production of low cost carbon fiber.

About 4M Carbon Fiber, Corp.

Named for plasma, the fourth state of matter, 4M Carbon Fiber Corp. is headquartered in Knoxville, TN as a manufacturer specializing in using plasma oxidation equipment to make carbon fiber and oxidized PAN fiber. The Company’s wholly-owned subsidiary, 4M Industrial Oxidation, LLC holds the exclusive rights to commercialize an atmospheric plasma oxidation process that was co-developed by the Oak Ridge National Laboratory and RMX Technologies, LLC.   With support from the U.S. Department of Energy’s and Oak Ridge National Laboratory, RMX developed a revolutionary plasma-based carbon fiber oxidation technology and is supporting 4M Carbon Fiber Corp. in commercializing this technology to make carbon fiber. More information is available online at http://www.4mcarbonfiber.com.

Forward Looking Statements Disclaimer

This press release contains statements that are "Forward Looking" in nature (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). All statements regarding the Company's financial position, potential, business strategy, plans and objectives for future operations are Forward-Looking statements. Many of these statements contain words such as "goal," "aims," "may," "expect," "believe," "intend," "anticipate," "estimate," "continue," "would," "exceed," "should," "steady," "plan," "potential," "dramatic," and variations of such words and similar expressions identify Forward Looking statements, but their absence does not mean that a statement is not a Forward-Looking statement. Because Forward Looking statements involve future risks and uncertainties, there are many factors that could cause actual results to differ materially from those expressed or implied. The Company cannot predict the actual effect these factors will have on its results and many of the factors and their effects are beyond the Company's control. Any forward-looking statement made by the Company speaks only as of the date on which it is made. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise. Given these uncertainties, you should not rely too heavily on these forward-looking statements.